UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 5, 2006

GFR PHARMACEUTICALS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-27959	77-0517964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 11405 - 201A Street, Maple Ridge, British Columbia		V2X 0Y3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 460-8440

Not applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.02. Termination of a Material Definitive Agreement.

On May 1, 2006, GFR Pharmaceuticals Inc. (“GFRP”) signed a Letter of Intent (the “LOI”) with Danzig, Ltd. (“Danzig”) and Richard Pierce, the president of GFRP.

Pursuant to the terms of the LOI, the parties agreed that GFRP would acquire a 100% interest in Pallane Medical Pty, Ltd. by issuing approximately 16 million restricted common shares to the shareholders of Pallane Medical Pty, Ltd. in exchange for their shares in Pallane Medical Pty, Ltd. or the two companies will merge together to form one new company.

The transaction was subject to certain conditions as indicated in the Letter of Intent. On June 2, 2006, GFRP received notice from legal counsel to Danzig that Danzig would not be able to fulfill all the conditions within the required timeframe and as such was terminating the deal.

See Exhibit 10.1 - Letter of Intent attached to Form 8-K filed on May 10, 2006 for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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The information contained in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1
Letter of Intent dated May 1, 2006 among GFR Pharmaceuticals Inc., Danzig, Ltd., and Richard Pierce, filed as an Exhibit to GFR Pharmaceuticals Inc’s Form 8-K (Current Report) filed on May 10, 2006, and incorporated herein by reference.
Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GFR Pharmaceuticals Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GFR PHARMACEUTICALS INC.

By: /s/ Richard Pierce
Dated: June 5, 2006
Richard Pierce - President

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